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                                                                    EXHIBIT 4.16

                     INDEMNIFICATION/CONTRIBUTION AGREEMENT

      This INDEMNIFICATION/CONTRIBUTION AGREEMENT ("Agreement") is made this 3rd day of May 1999 by and between Mustang Software, Inc. ("Mustang"), MurkWorks, Inc. ("MurkWorks") and Brad Clements ("Clements").

      WHEREAS, Mustang is in the process of preparing and plans to file with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") under which it will seek to register for resale on behalf of certain selling shareholders, including MurkWorks, shares of Common Stock of Mustang;

      WHEREAS, MurkWorks has provided and is providing to Mustang certain information concerning itself and the plan of distribution it proposes to make in connection with the sale of its Mustang shares included for resale in the Registration Statement;

NOW THEREFORE, IT IS AGREED:

      (i) Mustang will indemnify and hold harmless MurkWorks and Clements for any losses, claims, damages or liabilities to which MurkWorks or Clements may become subject, and shall reimburse MurkWorks and Clements for any legal or other expenses incurred by either of them in connection with any claim or litigation as such expenses are incurred, except to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement or omission in the Registration Statement or any prospectus forming a part thereof made solely in reliance upon and in conformity with written information furnished to Mustang by MurkWorks and Clements specifically for use in the Registration Statement or prospectus;

      (ii) MurkWorks and Clements will indemnify and hold harmless Mustang, each officer of Mustang who signed the Registration Statement, each director of Mustang and each person, if any, who controls Mustang within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934 for any losses, claims, damages or liabilities to which any of them may become subject, and shall reimburse them for any legal or other expenses incurred by any of them in connection with any claim or litigation as such expenses are incurred, to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement or omission in the Registration Statement or any prospectus forming a part thereof made in reliance upon and in conformity with written information furnished to Mustang by MurkWorks or Clements specifically for use in the Registration Statement or prospectus; and

      (iii) In the event that the foregoing indemnity is held to be unavailable for any reason, the parties shall contribute to any such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of Mustang on the one hand and MurkWorks and Clements on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities.

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      (iv) This Agreement may be executed in any number of counterparts, each of which so executed shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

                                          MUSTANG SOFTWARE, INC

                                          By Donald M. Leonard
                                             -----------------------------------
                                             Donald M. Leonard,
                                             Vice President, Finance and
                                             Chief Financial Officer

                                          MURKWORKS, INC

                                          By /s/ Brad Clements
                                             -----------------------------------
                                             Brad Clements
                                             President

                                             /s/ Brad Clements
                                             -----------------------------------
                                             Brad Clements


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